Birner Dental Management Services, Inc. Announces Earnings for 2Q 2011

DENVER, Aug. 15, 2011 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices and Vantage Dental Implant Center, announced results for the quarter and six months ended June 30, 2011. For the quarter ended June 30, 2011, revenue increased $670,000, or 4.3%, to $16.4 million. The Company's earnings before interest, taxes, depreciation, amortization, non-cash expense associated with stock-based compensation and discontinued operations ("Adjusted EBITDA") decreased $196,000, or 12.0%, to $1.4 million for the quarter ended June 30, 2011. Net income for the quarter ended June 30, 2011 increased $149,000, or 68.6%, to $365,000 compared to $217,000 for the same period of 2010. Earnings per share increased 66.7%, to $0.19 for the quarter ended June 30, 2011 compared to $0.11 for the quarter ended June 31, 2010. The quarter ended June 30, 2010 was impacted by a loss from discontinued operations of $202,000, or $0.11 per share, net of tax benefit.

For the six months ended June 30, 2011, revenue increased $1.3 million, or 4.0%, to $33.5 million. The Company's Adjusted EBITDA decreased $752,000, or 20.9%, to $2.9 million for the six months ended June 30, 2011. Net income for the six months ended June 30, 2011 increased 0.1% to $752,000 compared to $751,000 for the same period of 2010. Earnings per share remained constant at $.39 for the six months ended June 30, 2011 and 2010. The six months ended June 30, 2010 was impacted by a loss from discontinued operations of $296,000, or $0.16 per share, net of tax benefit.

Although the Company's Perfect Teeth dental offices generated strong financial results in the quarter and six months ended June 30, 2011, the performance of Vantage Dental Implant Center negatively affected the Company's Adjusted EBITDA and earnings. The Company anticipates this to continue through 2011.

During the first six months of 2011, the Company had capital expenditures of $1.2 million, purchased 2,500 shares of its Common Stock for approximately $48,000 and paid out approximately $741,000 in dividends to its shareholders while decreasing total bank debt outstanding by approximately $907,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 64 dental offices, of which 38 were acquired and 26 were de novo developments. The Company currently has 111 dentists. The Company operates its dental offices under the PERFECT TEETH® name. The Company also operates one Vantage Dental Implant Center in Denver, Colorado.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2011 on Monday, August 15, 2011 at 9:00 a.m. MDT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-298-3451 and refer to Confirmation Code 7138488 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 15, the rebroadcast number is 1-888-203-1112 with the pass code of 7138488. This rebroadcast will be available through August 29, 2011.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see the last page of this release for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's growth prospects and performance in 2011 and other future periods, implied future results as a result of the Company's training program to improve productivity of its dentists and hygienists and results and future performance of the Vantage Dental Implant Center opened in October 2010. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2010		2011		2010		2011

REVENUE:	$ 15,746,655		$ 16,416,545		$ 32,193,537		$ 33,491,748

DIRECT EXPENSES:
Clinical salaries and benefits	9,054,028		9,237,249		18,475,360		18,949,321
Dental supplies	662,489		697,738		1,244,855		1,499,282
Laboratory fees	699,383		793,852		1,415,933		1,509,330
Occupancy	1,289,934		1,328,738		2,587,601		2,679,129
Advertising and marketing	289,932		607,916		481,339		1,185,260
Depreciation and amortization	592,864		609,586		1,158,130		1,227,779
General and administrative	1,286,005		1,430,725		2,597,500		3,034,563
	13,874,635		14,705,804		27,960,718		30,084,664

Contribution from dental offices	1,872,020		1,710,741		4,232,819		3,407,084

CORPORATE EXPENSES:
General and administrative	1,071,158	(1)	1,058,674	(1)	2,255,326	(2)	2,077,735	(2)
Depreciation and amortization	22,323		31,420		43,947		51,003

OPERATING INCOME	778,539		620,647		1,933,546		1,278,346
Interest expense, net	44,183		21,589		97,019		46,295

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	734,356		599,058		1,836,527		1,232,051
Income tax expense	315,771		233,633		789,707		480,500

INCOME FROM CONTINUING OPERATIONS	418,585		365,425		1,046,820		751,551

DISCONTINUED OPERATIONS (Note 9):
Operating (loss) attributable to assets disposed of	(85,418)		-		(250,125)		-
(Loss) recognized on dispositions	(268,598)		-		(268,598)		-
Income tax benefit	152,227		-		223,051		-

LOSS ON DISCONTINUED OPERATIONS	(201,789)		-		(295,672)		-

NET INCOME	$ 216,796		$ 365,425		$ 751,148		$ 751,551

Net income per share of Common Stock - Basic
Continuing Operations	$ 0.23		$ 0.20		$ 0.56		$ 0.41
Discontinued Operations	(0.11)		-		(0.16)		-
Net income per share of Common Stock - Basic	$ 0.12		$ 0.20		$ 0.40		$ 0.41

Net income per share of Common Stock - Diluted
Continuing Operations	$ 0.22		$ 0.19		$ 0.55		$ 0.39
Discontinued Operations	(0.11)		-		(0.16)		-
Net income per share of Common Stock - Diluted	$ 0.11		$ 0.19		$ 0.39		$ 0.39

Cash dividends per share of Common Stock	$ 0.20		$ 0.22		$ 0.40		$ 0.42

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,858,850		1,856,506		1,863,354		1,854,266

Diluted	1,900,272		1,921,563		1,902,241		1,920,081

(1)

Corporate expense - general and administrative includes $151,432 of stock-based compensation expense pursuant to ASC Topic 718 and $84,348 related to a long-term incentive program for the quarter ended June 30, 2010 and $90,636 of stock-based compensation expense pursuant to ASC Topic 718 and $81,414 related to a long-term incentive program for the quarter ended June 30, 2011.

(2)

Corporate expense - general and administrative includes $301,761 of stock-based compensation expense pursuant to ASC Topic 718 and $168,696 related to a long-term incentive program for the six months ended June 30, 2010 and $133,655 of stock-based compensation expense pursuant to ASC Topic 718 and $162,828 related to a long-term incentive program for the six months ended June 30, 2011.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
ASSETS	2010	2011
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 406,208	$ 606,020
Accounts receivable, net of allowance for doubtful
accounts of $315,333 and $325,448, respectively	3,429,373	3,314,794
Deferred tax asset	207,530	207,530
Income tax receivable	435,800	-
Prepaid expenses and other assets	598,297	877,945

Total current assets	5,077,208	5,006,289

PROPERTY AND EQUIPMENT, net	5,123,934	5,470,678

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,941,931	11,539,254
Deferred charges and other assets	155,674	141,523
Notes receivable	167,420	160,344

Total assets	$ 22,466,167	$ 22,318,088

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,163,082	$ 2,166,038
Accrued expenses	2,410,689	2,112,238
Accrued payroll and related expenses	1,945,020	2,298,913
Income taxes payable	18,484	437,088
Current maturities of long-term debt	690,000	230,000
Liabilities related to discontinued operations	50,207	9,917

Total current liabilities	7,277,482	7,254,194

LONG-TERM LIABILITIES:
Deferred tax liability, net	1,265,436	1,265,436
Long-term debt, net of current maturities	3,747,017	3,300,000
Other long-term obligations	2,254,539	2,351,713

Total liabilities	14,544,474	14,171,343

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,850,716 and 1,860,371 shares issued and outstanding, respectively	493,638	742,621
Retained earnings	7,433,205	7,405,076
Accumulated other comprehensive loss	(5,150)	(952)

Total shareholders' equity	7,921,693	8,146,745

Total liabilities and shareholders' equity	$ 22,466,167	$ 22,318,088

** Derived from the Company’s audited consolidated balance sheet at December 31, 2010.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding discontinued operations before income tax expense, depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2010	2011	2010	2011
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$216,796	$365,425	$751,148	$751,551
Add back:
Discontinued operations
(before income tax expense)	354,016	-	518,723	-
Depreciation and amortization - Offices	592,864	609,586	1,158,130	1,227,779
Depreciation and amortization - Corporate	22,323	31,420	43,947	51,003
Stock-based compensation expense	235,780	172,050	470,457	296,483
Interest expense, net	44,183	21,589	97,019	46,295
Income tax expense	163,544	233,633	566,656	480,500

Adjusted EBITDA	$1,629,506	$1,433,703	$3,606,080	$2,853,611